UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 17, 2009
Date of Report (Date of earliest event reported):

IMMERSION CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-27969	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
801 Fox Lane, San Jose, CA	95131
(Address of principal executive offices)	(Zip Code)
(408) 467-1900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 12, 2009, Immersion Corporation (“Immersion”) received a letter from the Nasdaq Stock Market (“Nasdaq”) stating that Immersion violated Nasdaq Marketplace Rule 5250(c)(1) as a result of its delayed filing of its Quarterly Report on Form 10-Q for the period ended June 30, 2009.

Immersion has 60 calendar days, or until October 13, 2009, to submit to Nasdaq a plan to regain compliance with the Nasdaq listing rules.  Immersion intends to submit a plan to regain compliance within this 60-day period.  If Nasdaq accepts Immersion’s plan, Immersion will have up to 180 calendar days from the filing’s due date, or until February 8, 2010, to regain compliance.  If Nasdaq does not accept Immersion’s plan, Immersion will have the opportunity to appeal that decision to the Nasdaq Listing Qualifications Panel.

Immersion issued a press release on August 17, 2009 disclosing its receipt of this letter. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

          (d)       Exhibits.

Exhibit No.	Exhibit Title

99.01	Press Release dated August 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date:	August 17, 2009	By:	/s/ CLENT RICHARDSON
Name: Clent Richardson
Title: President and Chief Executive Officer

Exhibit List

Exhibit No.	Exhibit Title

99.01	Press Release dated August 17, 2009